Exhibit 10.1

HESKA CORPORATION

DIRECTOR COMPENSATION POLICY

           Effective January 1, 2006, non-employee directors of Heska Corporation, a Delaware corporation (the “Company”) shall receive the following compensation for their service as a member of the Board of Directors (the “Board”) of the Company:

Initial Grant for New Directors

          An automatic grant of options valued at $30,000 to purchase shares of common stock of the Company as of the date of first becoming a member of the Board at an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant, subject to a maximum grant of options covering 40,000 shares in any given calendar year. Initial grants are subject to vesting over a period of four years in equal annual installments commencing on the date of grant, subject to the non-employee director’s continued service to the Company through the vesting dates. These options are immediately exercisable, but if “early exercised,” unvested shares shall remain subject to the Company’s right of repurchase at the exercise price upon termination of service prior to the fourth anniversary of the date of grant.

Annual Grant for Continuing Board Members

          An automatic annual grant to continuing non-employee directors of options valued at $30,000 to purchase shares of common stock of the Company shall be granted on the date of each Company annual meeting of stockholders at an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant, subject to a maximum grant of options covering 40,000 shares in any given calendar year. Annual grants for continuing Board members vest in full on the first anniversary of the date of grant, subject to the non-employee director’s continued service to the Company through the vesting date. These options are immediately exercisable, but if “early exercised,” remain subject to the Company’s right of repurchase at the exercise price upon termination of service prior to the first anniversary of the date of grant.

          No new non-employee director may receive an initial grant and the annual grant for continuing Board members in the same calendar year.

Annual Grant for Board Committee Chairpersons

          An automatic annual grant to continuing non-employee directors who serve as Chairperson of the Company’s Audit, Compensation or Corporate Governance committees shall be made of options valued at $2,000 to purchase shares of common stock of the Company as of the date of the annual meeting of stockholders at an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant, subject to a maximum grant of options covering 2,000 shares in any given calendar year. Annual grants for Board committee chairpersons vest in full on the first anniversary of the date of grant, subject to the non-employee director’s continued service to the Company through the vesting date. These options are immediately exercisable, but if “early exercised,” remain subject to the Company’s right of repurchase at the exercise price upon termination of service prior to the first anniversary of the date of grant.

Annual Grant for Board Committee Assignments

          An automatic annual grant to continuing non-employee directors who serve as members of the Company’s Audit, Compensation or Corporate Governance committees, including as Chairperson, shall be made of options valued at $1,000 to purchase shares of common stock of the Company as of the date of the annual meeting of stockholders at an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant, subject to a maximum grant of options covering 2,000 shares in any calendar year. Annual grants for Board committee assignments vest in full on the first anniversary of the date of grant, subject to the non-employee director’s continued service to the Company through the vesting date. These options are immediately exercisable, but if “early exercised,” remain subject to the Company’s right of repurchase at the exercise price upon termination of service prior to the first anniversary of the date of grant.

Director Compensation for Attendance at Board and Board Committee Meetings

          In Person Board and Committee Meetings

          Non-employee directors shall be entitled to receive a fee of $2,000.00 per day for any in person meeting of the Board or any in person meeting of any committee of the Board. The fee of $2,000.00 per day shall be payable irrespective of (i) the number of Board or committee meetings in a given day and (ii) of the length of any such meetings.

          Those non-employee directors who elect to receive such meeting fees in equity, will be entitled to receive a fully vested option valued at $2,000 to purchase shares of common stock of the Company at an exercise price equal to the fair market value of such common stock on the last trading date immediately preceding the date of grant. The date of grant will be the first Monday or first business day of the week immediately following the conclusion of such in person Board meeting or, where in person Board meetings and Board committee meetings occur in succession, following conclusion of all such meetings.

           Telephonic Board and Board Committee Meetings

          Non-Employee directors will be entitled to receive a fee of $500.00 for each telephonic Board or committee meeting they attend. Where there is more than one Board or Board committee telephonic meeting in a single day, non-employee directors shall receive a $500.00 payment for each meeting attended, irrespective of the length of such meeting or meetings.

          Those non-employee directors who elect to receive such meeting fees in equity, will be entitled to receive a fully vested option valued at $500 to purchase shares of common stock of the Company at an exercise price equal to the fair market value of such common stock on the last trading date immediately preceding the date of grant. The date of grant will be the first Monday or first business day of the week immediately following the conclusion of such telephonic Board or committee meeting.

          Cash vs. Equity Election for Meeting Fees

          Non-employees directors may elect to receive fees for meeting attendance in the form of a cash payment or in the form of a fully vested stock option as described above. Such election shall be made on an annual basis and shall be irrevocable for the year in question. Such irrevocable election must be made in the fiscal year prior to the applicable year in question for incumbent directors and following appointment to the Board for new directors. Cash payments for meeting attendance will be made following the fiscal quarter in which the meetings are held.

Option Valuation

          The value for all options to purchase shares of common stock of the Company issued to non-employee directors shall be determined in accordance with the Company’s option valuation policy at the time of issuance.

Provisions Applicable to All Non-Employee Director Equity Compensation Grants

          Any unvested shares underlying non-employee director option grants shall become fully vested in the event of: (1) the termination of the non-employee director’s services because of death, total and permanent disability or retirement at or after age 65; or (2) a change in control occurs with respect to the Company while such non-employee director is a member of the Board.

          All grants shall be subject to the terms and conditions of the Company’s 1997 Stock Incentive Plan or 2003 Equity Incentive Plan, as applicable, and the terms of the Stock Option Agreement issued thereunder.

Amended January 31, 2003
Further Amended November 6-7, 2003
Further Amended December 2, 2004
Further Amended February 24, 2005
Further Amended August 25, 2005